Exhibit 32.3

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13A-14(b) OF THE EXCHANGE ACT AND 18 U.S.C. SECTION 1350.

In connection with the Annual Report on Form 10-K of Curis, Inc. (the “Company”) for the fiscal year ended December 31, 2008, as amended by Amendment No. 1 filed with the Securities and Exchange Commission on the date hereof (as amended, the “Report”), the undersigned, Daniel R. Passeri, President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2009

/S/ DANIEL R. PASSERI
Daniel R. Passeri
President and Chief Executive Officer
(Principal Executive Officer)